Filed pursuant to Rule 433

Free Writing Prospectus

July 23, 2024

Registration No. 333-277008

EZET Franklin Ethereum ETF paid search ads - Bing

Landing page (for reference only, separately reviewed): https://www.franklintempleton.com/strategies/franklin-ethereum-etf-ezet?role=fp